EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

Miragen Therapeutics, Inc. (Formerly known as Signal Genetics, Inc.)

Boulder, Colorado

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 21, 2016, except for Note 9 which is as of November 4, 2016, relating to the consolidated financial statements, of Miragen Therapeutics, Inc. (formerly known as Signal Genetics, Inc.) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

San Diego, California

February 16, 2017